Exhibit 99.1

Hexion Specialty Chemicals, Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

For Immediate Release

HEXION SPECIALTY CHEMICALS, INC. ANNOUNCES TERMINATION OF TENDER OFFERS FOR CERTAIN OF ITS OUTSTANDING NOTES AND OUTSTANDING NOTES OF HUNTSMAN INTERNATIONAL LLC

COLUMBUS, OHIO – (December 15, 2008) – Hexion Specialty Chemicals, Inc. (“Hexion” or the “Company”) announced the termination of the previously announced cash tender offers and consent solicitations by Nimbus Merger Sub Inc. (“Nimbus”), a wholly owned subsidiary of Hexion, for (A) any and all of the (i) outstanding $200,000,000 principal amount of Second-Priority Senior Secured Floating Rate Notes due 2014 (CUSIP No. 428303AG6) (the “Floating Rate Notes”) and (ii) outstanding $625,000,000 principal amount of 9 3/4% Second-Priority Senior Secured Notes due 2014 (CUSIP No. 428303AH6) (the “9 3 /4% Notes” and, together with the Floating Rate Notes, the “Hexion Notes”) issued by Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, in each case on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated October 8, 2008 and the accompanying Letter of Transmittal and Consent; and for (B) any and all of the (i) outstanding $296,010,000 principal amount of 11 5/8% Senior Secured Notes due 2010 (CUSIP No. 44701RAE0) (the “Huntsman 11 5/8% Notes”), (ii) outstanding $198,000,000 principal amount of 11 1 /2% Senior Notes due 2012 (CUSIP No. 44701RAG5) (the “Huntsman 11 1/2% Notes”), (iii) outstanding $175,000,000 principal amount of 7 3/8% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAK8) (the “Huntsman 7 3/8% Notes”), (iv) outstanding €135,000,000 principal amount of 7 1/2% Senior Subordinated Notes due 2015 (CUSIP No. 44701QAL6) (the “Huntsman 7 1/2% Notes”), (v) outstanding $347,000,000 principal amount of 7 7 /8% Subordinated Notes due 2014 (CUSIP No. 44701QAP7) (the “Huntsman 7 7/8 % Notes”) and (vi) outstanding €400,000,000 principal amount of 6 7/8% Subordinated Notes due 2013 (Reg. S ISIN No. XS0274281186, Rule 144A ISIN No. XS0274281855) (the “Huntsman 6 7/8% Notes” and, together with the Huntsman 11 5/8% Notes, Huntsman 11 1/ 2% Notes, Huntsman 7 3/8% Notes, Huntsman 7 1/2% Notes, and Huntsman 7 7/8% Notes, the “Huntsman Notes” and, together with the Hexion Notes, the “Notes”), in each case issued by Huntsman International LLC, on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated October 8, 2008 and the accompanying Letter of Transmittal and Consent.

The tender offers are being terminated as a result of the termination of the proposed merger between Huntsman Corporation and Hexion, the consummation of which had been a condition to the tender offers. None of the Notes were purchased in the tender offers and all Notes previously tendered and not withdrawn will be promptly returned to their respective holders.

Nimbus had retained Oppenheimer & Co. Inc., to act as Dealer Manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Oppenheimer & Co. Inc., at (800) 274-2746 (toll free) or (212) 885-4646 (collect).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2007 Annual Report on Form 10-K, and our other filings, with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as the current credit crises and economic downturn and an interruption in the supply of or increased pricing of raw materials due to natural disasters; competitive factors such as pricing actions by our competitors that could affect our operating margins; and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our 2007 Annual Report on Form 10-K, and our other filings, with the SEC.

About the Company

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com

Contacts

Investors:

John Kompa, +1 614 225 2223

Director, Investor Relations

john.kompa@hexion.com

Media:

Peter F. Loscocco, +1 614 225 4127

Vice President, Public Affairs

peter.loscocco@hexion.com

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